UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2006

MEDICOR LTD.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50442	14-1871462
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4560 South Decatur Boulevard, Suite 300,

Las Vegas, NV 89103

(Address of Principal Executive Offices)

(702) 932-4560

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 27, 2006, MediCor Ltd. (the “Company”) issued a press release announcing that it has raised $50 million in a private placement. The financing involved the sale of senior secured convertible notes and warrants to purchase common stock. Concurrently, Sirius Capital LLC, a private equity investment fund affiliated with the Company’s Chairman and founder, Donald K. McGhan, converted $37.5 million of outstanding loans to the Company into a subordinated convertible note, with similar terms as the senior secured convertible notes, and a warrant to purchase common stock. Certain of the Company’s remaining debt was subordinated to the new senior notes. UBS Investment Bank advised the Company and provided private placement services in connection with the transaction. A copy of the press release is attached as an exhibit to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Copy of press release issued by the Company on April 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICOR, LTD.

Dated: April 27, 2006
	By:	/s/ Theodore R. Maloney
Theodore R. Maloney
Chief Executive Officer